Exhibit 4(c)(11)

TUCSON ELECTRIC POWER COMPANY

OFFICER’S CERTIFICATE

[                ], the [                ] of Tucson Electric Power Company, an Arizona corporation (the “Company”), pursuant to the authority granted in the Board Resolutions of the Company dated [                ], 20[    ], and Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”) under the Indenture (For Unsecured Debt Securities) of the Company dated as of November 1, 2011, as heretofore amended and supplemented (the “Indenture”), that:

1.

The Securities of the [                ] series to be issued under the Indenture shall be designated “[    ]% Senior Notes due [    ]” (the “Notes”). All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture.

2.

The Notes shall be issued by the Company in the initial aggregate principal amount of $[                ]. As contemplated by the last paragraph of Section 301 of the Indenture, additional Notes, without limitation as to amount, having the same terms as the Outstanding Notes (except a different issue date and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the Outstanding Notes, and, if no interest has been paid, from [                ], 20[    ]), may also be issued by the Company pursuant to the Indenture without the consent of the existing Holders of the Notes. Such additional Notes shall be part of the same series as the Outstanding Notes.

3.	The Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on [ ], 20[ ].

4.	The Notes shall bear interest as provided in the form thereof set forth in Exhibit A hereto.

5.

The principal of and premium, if any, and each installment of interest on the Notes shall be payable upon presentation of the Notes at the office or agency of the Company in the City of New York; provided that payment of principal, premium, if any, and each installment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and provided further that after payment of the Notes in full, the Holders thereof shall promptly surrender such Notes at the office or agency of the Company in the City of New York. Notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at the office or agency of the Company in the City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment and service of notices and demands and the Company hereby appoints U.S. Bank Trust Company, National Association as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The registration and registration of transfers and exchanges in respect of the Notes may be effected at the Corporate Trust Office of the Trustee. The Trustee will initially be the Security Registrar and the Paying Agent for the Notes.

6.	[Redemption provisions, if any, will be inserted]

7.

No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

8.

If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

(B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

9.	The Eligible Obligations with respect to the Notes will be [Government Obligations][Investment Securities].

10.	[A statement as to whether the Notes will be Benefitted Securities and shall have the benefit of the covenant contained in Section 605 of the Indenture will be inserted.]

11.	The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form.

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12.

[The Notes will be initially issued in global form registered in the name of Cede & Co., as registered owner and as nominee for DTC, the initial securities depository for the Notes; provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to act as depository for the global Notes (DTC and any such successor depository, the “Depository”); beneficial interests in Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a global Note in whole or in part may be registered in the name of any Person other than the Depository or its nominee except that (i) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and, in either case, a successor depository for such global Notes has not been appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) if the Company, in its sole discretion, determines that the Notes will no longer be represented by Notes in global form or (iii) if an Event of Default with respect to the Notes has occurred and is continuing, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Notes representing such Notes in exchange for such global Notes, such definitive Notes to be registered in the names provided by the Depository to the Trustee; each global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Notes to be represented by such global Note, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository, its nominee, any custodian for the Depository or otherwise pursuant to the Depository’s instructions and (iv) shall bear a legend restricting the transfer of such global Note to any person other than the Depository or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, payments made on account of, or transfers in respect of, beneficial ownership interests in a global Note (all of which will be conducted pursuant to the customary procedures of the Depository) or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.]

13.

(a) The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance, authentication and delivery of the Notes and in respect of compliance with which this certificate is made;

(b) The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

(c) In the opinion of the undersigned, he/she has made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

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(d) In the opinion of the undersigned, such conditions and covenants and conditions precedent provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Notes requested in the accompanying Company Order No. [    ], have been complied with.

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IN WITNESS WHEREOF, I have executed this Officer’s Certificate this [    ] day of [                ], 20[     ].

[ ]
[ ]

EXHIBIT A

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a limited-purpose trust company organized under the New York Banking Law (“DTC”), to Tucson Electric Power Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No. R-	CUSIP: [ ]

[FORM OF FACE OF NOTE]

TUCSON ELECTRIC POWER COMPANY

[    ]% SENIOR NOTE DUE 20[    ]

Tucson Electric Power Company, a corporation duly organized and existing under the laws of the State of Arizona (herein referred to as the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of                  Dollars ($            ) on [                ], 20[    ], and to pay interest on said principal sum semi-annually on [                ] and [                ] of each year commencing [    ], 20[    ] (each an Interest Payment Date) at the rate of [    ]% per annum, until the principal hereof is paid or made available for payment and to pay interest on any overdue principal and, to the extent permitted by law, interest, at the rate then borne by the Securities of this series. Interest on the Securities of this series will accrue from, and include, [                ], 20[    ], to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect, and in the same amount, as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on (i) the Business Day next preceding such Interest Payment Date so long as the Securities are held by a securities depository in book-entry form, or (ii) if the Securities are not held by a securities depository in book-entry form, the 15th calendar day next preceding such Interest Payment Date, provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and premium, if any, and interest on this Security will be made upon presentation at the office or agency of the Company maintained for that purpose in the City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, the principal of and premium, if any, and interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto; and provided, further, that, after payment in full of this Security the Holder shall promptly surrender this Security at the office or agency of the Company in the City of New York, the State of New York.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

TUCSON ELECTRIC POWER COMPANY

By:

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

General.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of November 1, 2011 (herein, together with any amendments thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on [                ] creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

[Optional] Redemption.

[Redemption provisions, if any, will be inserted]

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer’s Certificate described above.

Events of Default.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Governing Law.

This Security shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor statute), except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

Modification and Waivers.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Authorized Denominations.

The Securities of this series are issuable only in registered form without coupons in denominations of $[            ] and integral multiples of $[            ] in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms.

All terms used in this Security which are defined in Indenture shall have the meanings assigned to them in the Indenture and in the Officer’s Certificate establishing the terms of the Securities of this series.